Exhibit 20(j)

                        Monthly Certificateholders' Statement

                         Sears Credit Account Master Trust II

                           Series 1998-1 Monthly Statement

 Distribution Date: January 18, 2000            Due Period Ending: December 1999

 Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31,1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc.,

 (formerly Sears Receivables Financing Group, Inc.) and Bank One, National Association

 (formerly The First National Bank of Chicago) as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to

 Certificateholders and the performance of the Trust.  The information for the Due

 Period and the Distribution Date listed above is set forth below:

 1.  Payments or Allocations to 1998-1 Investors this Due Period

     Series 1998-1          Total             Interest             Principal

     Class A           $2,416,666.67        $2,416,666.67                 $0.00

     Class B             $176,500.00          $176,500.00                 $0.00

     Class C                   $0.00                $0.00                 $0.00

 2.  Principal Receivables at the end of the Due Period

     (a) TOTAL PRINCIPAL RECEIVABLES IN THE TRUST             $9,733,458,939.11

         Aggregate Investor Interest                          $7,518,529,151.98

         Seller Interest                                      $2,214,929,787.13

     (b) INVESTOR INTEREST BY GROUPS

         Group One Investor Interest                          $7,518,529,151.98

     (c) INVESTOR INTEREST BY SERIES

         Series 1994-1 Investor Interest                        $293,126,345.17

         Series 1995-1 Investor Interest                        $119,038,318.05

         Series 1995-2 Investor Interest                        $370,177,647.42

         Series 1995-3 Investor Interest                        $400,645,841.34

         Series 1995-5 Investor Interest                        $588,250,000.00

         Series 1996-1 Investor Interest                        $588,240,000.00

         Series 1996-2 Investor Interest                                  $0.00

         Series 1996-3 Investor Interest                        $588,240,000.00

         Series 1996-4 Investor Interest                        $588,240,000.00

         Series 1996-5 Investor Interest                        $628,931,000.00

         Series 1997-1 Investor Interest                        $588,240,000.00

         Series 1998-1 Investor Interest                        $588,250,000.00

         Series 1998-2 Investor Interest                        $530,000,000.00

         Series 1999-1 Investor Interest                        $588,250,000.00

         Series 1999-2 Investor Interest                        $588,250,000.00

         Series 1999-3 Investor Interest                        $470,650,000.00

    (d)  INVESTOR INTEREST BY CLASS (SERIES 1998-1)

          Class A Investor Interest                             $500,000,000.00

          Class B Investor Interest                              $35,300,000.00

          Class C Investor Interest                              $52,950,000.00

         TOTAL CLASS INVESTOR INTEREST                          $588,250,000.00

 3.  Allocation of Collections During the Due Period

     (a) TOTAL COLLECTIONS                                      $679,042,564.35

         Principal Receivables Collected                        $520,255,010.72

         Finance Charge Receivables Collected                   $158,787,553.63

         Recovered Amounts added as Additional Funds             $14,815,794.84

                                                                          Additional

                                     Finance Charge        Principal       Allocable

                                      Collections         Collections       Amounts

     (b) ALLOCATION OF COLLECTIONS

         WITH RESPECT TO THE INVESTOR

         INTEREST AND THE SELLER INTEREST

         Aggregate Investor Allocation

         (Aggregate Investor Percentage

         multiplied by total

         Collections received

         during the Due Period)     $126,966,928.03   $415,997,217.61   $14,815,794.84

         Seller Allocation

         (Seller Percentage

         multiplied by total

         Collections received

         during the Due Period)      $31,820,625.60   $104,257,793.11            $0.00

     (c) Group One Allocation       $126,966,928.03   $415,997,217.61   $14,815,794.84

     (d) Series 1998-1 Allocation     $9,770,439.22    $32,012,080.55    $1,140,114.41

     (e) Reallocations of Collections

         to Series 1998-1 from other

         series in Group One and

         application of Charge-Off

         reimbursements to Principal

         payments.                            $0.00             $0.00            $0.00

 4.  Information Concerning Controlled Amortization Amount

                                     Amount Distributed      Total Distributions

                                      this Due Period       through this Due Period

         SERIES 1998-1 BY CLASS:

           Class A                               $0.00                    $0.00

           Class B                               $0.00                    $0.00

           Class C                               $0.00                    $0.00

 5.  Investor Charged-Off Amounts

                                                                This Due Period

     (a) Group One (the sum of the Series Investor

         Charged-Off Amounts for all Series in

         Group One)                                              $45,550,951.74

     (b) Series 1998-1(the sum of the Class

         Investor Charged-Off Amounts for all

         Classes in Series 1998-1)                                $3,505,265.60

     (c) Series 1998-1 by Class:

         Class A (Class A Percentage multiplied

         by the Charged-Off Amount)                               $2,979,401.28

         Class B (Class B Percentage multiplied

         by the Charged-Off Amount)                                 $210,345.73

         Class C (Class C Percentage multiplied

         by the Charged-Off Amount)                                 $315,518.59

 6.  Investor Losses

                                                                        Total

     (a) Group One                                                        $0.00

     (b) Series 1998-1                                                    $0.00

     (c) Series 1998-1 By Class:

         Class A                                                          $0.00

         Class B                                                          $0.00

         Class C                                                          $0.00

 7.  Monthly Servicing Fee Payable This Due Period

     SELLER SERVICING FEE                                         $3,193,046.98

     INVESTOR SERVICING FEE

     (a) Group One                                               $12,740,521.56

     (b) Series 1998-1                                              $980,416.67

 8.  Performance Analysis

     (a) Portfolio Yield (Finance Charge Collections during

         the Due Period divided by Principal Receivables in

         the Trust as of the first day of the Due Period)                 19.93%

     (b) Charge-Offs (Charged-Off Amounts during the Due

         Period divided by Principal Receivables in the

         Trust as of the first day of the Due Period)                      7.15%

     (c) Recoveries (Recovered Amounts added as Additional

         Funds on the Distribution Date divided by Aggregate

         Investor Interest in the Trust as of the first day                2.33%

         of the Due Period)

     (d) Investor Servicing Fee Percentage (weighted average

         of Investor Servicing Fees for Series 1998-1)                     2.00%

     (e) Weighted Average Certificate Rate (weighted average

         certificate rates for all classes of Series 1998-1)               5.29%

     (f) Series Excess Servicing Percentage (the sum of

         Portfolio Yield and Recoveries minus the sum of

         Charge-Offs, the Investor Servicing Fee Percentage

         and the Weighted Average Certificate Rate)                        7.82%

     (g) Total Payment Rate (Aggregate Collections during

         the Due Period divided by the aggregate amount of

         Receivables in the Trust as of the first day of

         the Due Period)                                                   6.99%

 9.  Summary Delinquency Aging Information

     Sears has completed its conversion to the Total Systems Services, Inc.

     ("TSYS") account processing system.  For a further discussion of Sears change to a new aging methodology in connection with the conversion of its receivables processing system to the TSYS account processing system,

     see the Trust's Current Report on Form 8-K dated May 14, 1998.

      The Accounts in the Trust have the following delinquency distribution:

                                               December 1999

       Delinquencies as a % of balances

         60 - 89 days past due                   2.12

         90 - 119 days past due                  1.53

         120 days or more past due               3.97

       Total Delinquencies                       7.62

     The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the

     Trust at the beginning of the Due Period.  Sears and the Bank determine delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment.  The delinquency data reflect the percentage of

     Account balances for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively.

                                             BANK ONE, NATIONAL ASSOCIATION,

                                             as Trustee

                                             By: /s/Diane Swanson

                                                    Diane Swanson

                                                    Assistant Vice President